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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):             September 28, 2001





                                DOVER CORPORATION
             (Exact name of registrant as specified in its charter)




     STATE OF DELAWARE                  1-4018                   53-0257888
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)





     280 Park Avenue, New York, NY                                  10017
(Address of principal executive offices)                         (Zip Code)





Registrant's telephone number, including area code:               (212) 922-1640




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Item 9.  REGULATION FD DISCLOSURE

         On September 27, 2001, the Company issued a press release announcing Third Quarter earnings expectations.

         Dover will issue its Third Quarter earnings release on October 15, 2001 and will conduct a conference call regarding third quarter results and the business outlook at 9:00 a.m. EDT on October 16, 2001. The conference call will be simulcast on the Company's website at www.dovercorporation.com.
                                         -------------------------

         The press release contains forward-looking statements regarding future events and the performance of the Company that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, failure to achieve expected synergies, failure to successfully integrate acquisitions, failure to service debt, failure to sell non-core properties, including without limitation, as a result of the failure to obtain regulatory approvals, failure of conditions to closing to occur, economic conditions, customer demand, increased competition in the relevant market, and others. The Company refers individuals to the documents that the Company files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in the press release.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         The following Exhibits are furnished as part of Item 9 of the Report:

         99.1 Press Release of September 27, 2001, announcing the Third Quarter Earnings Expectations.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              DOVER CORPORATION
                                                        (Registrant)


Date:    September 28, 2001                 By: /S/ROBERT KUHBACH
                                            --------------------------------
                                            Robert G. Kuhbach, Vice President,
                                            General Counsel & Secretary



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                                EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

99.1 Press Release of September 28, 2001, announcing the Third Quarter Earnings Expectations.